                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                  FLAG TELECOM HOLDINGS LIMITED
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.

           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
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/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
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                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                              [LOGO]

                                                              FLAG Telecom Holdings Limited
                                                              Cedar House
                                                              41 Cedar Avenue
                                                              Hamilton HM12
                                                              Bermuda

                                                       January 10, 2001

Dear Shareholder:

    Attached is a Notice of 2000 Annual General Meeting and Proxy Statement for our 2000 Annual General Meeting of Shareholders, which we will hold at 9 a.m., local time, on January 31, 2001, at the Le Meridien Grosvenor House Hotel, Park Lane, London W1K 7TN, England. The meeting is being held to comply with statutory requirements of Bermuda law, and the Company will not be making a presentation of its financial results at this meeting. The Notice and Proxy Statement describe the business to be acted upon at the meeting. The Annual Report on Form 10-K for the year ended December 31, 1999 is also enclosed.

    The Company currently anticipates holding its 2001 Annual General Meeting during the second quarter of fiscal 2001.

    It is important that your Shares be represented at the 2000 Annual General Meeting, whether or not you plan to attend the meeting in person. Please complete, sign and date the enclosed proxy card and return it in the accompanying prepaid envelope to ensure that your Shares will be represented at the meeting.

    Thank you for your continued support.

                                          /s/ Andres Bande

                                          Andres Bande
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                                     [LOGO]

                            ------------------------

             NOTICE OF 2000 ANNUAL GENERAL MEETING OF SHAREHOLDERS

                            ------------------------

    We will hold the 2000 Annual General Meeting of Shareholders (the "meeting") of FLAG Telecom Holdings Limited ("FLAG Telecom" or the "Company") at the Le Meridien Grosvenor House Hotel, Park Lane, London W1K 7TN, England, on
January 31, 2001, at 9 a.m., local time, for the following purposes:

    To receive the report of the independent auditors and the financial statements for the year ended December 31, 1999 and to take the following actions:

    1.  To set the number of directors at, and elect, nine (9) directors;

    2. To appoint Arthur Andersen & Co. as independent auditors of FLAG Telecom for the year ending December 31, 2000 and authorize the Board of Directors to determine their remuneration; and

    3. To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

    These proxy materials are being mailed on or about January 10, 2001 to all holders of record of the Company's shares of common stock ("Shares") at the close of business on January 5, 2001. These materials will also be mailed to shareholders who become holders of record of Shares through January 25, 2001. All holders of record of the Company's Shares on the date of the meeting will be entitled to attend and vote at the meeting. Any shareholder who does not receive a copy of the proxy statement and accompanying proxy card may obtain a copy at the meeting or by contacting MacKenzie Partners, Inc., the proxy solicitor for the meeting, at 156 Fifth Avenue, 13th Floor, New York, New York 10010, USA, via telephone at (212) 929-5500 or toll free at (800) 322-2885 or via e-mail at: proxy@mackenziepartners.com.

    Shareholders are cordially invited to attend the meeting in person. It is important that your Shares be represented at the meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card to ensure that your Shares are represented at the meeting. Registered shareholders that attend the meeting may vote their Shares personally, even though they have sent in proxies.

                                                      By order of the Board of Directors,

                                                      /s/ Stuart Rubin
                                                      Stuart Rubin
                                                      GENERAL COUNSEL AND SECRETARY

January 10, 2001

                                PROXY STATEMENT
                             ---------------------

                              GENERAL INFORMATION

    The Board of Directors (the "Board") of FLAG Telecom Holdings Limited ("FLAG Telecom" or the "Company") is soliciting your proxy for use at the 2000 Annual General Meeting of Shareholders to be held on January 31, 2001 (the "meeting").

    These proxy materials are being mailed on or about January 10, 2001 to shareholders of record on January 5, 2001. The principal executive office of the Company is located at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda. Our telephone number is +1-441-295-2244.

DATE, TIME AND PLACE

    We will hold the meeting at the Le Meridien Grosvenor House Hotel, Park Lane, London W1K 7TN, England on January 31, 2001 at 9 a.m., local time, subject to any adjournments or postponements.

WHO CAN VOTE; VOTES PER SHARE

    Notice of the meeting has been sent to all holders of record of the Company's shares of common stock ("Shares") at the close of business on January 5, 2001. On that date, there were outstanding and entitled to vote 134,061,920 Shares. Notice will also be mailed to shareholders who become holders of record of Shares through January 25, 2001. Any shareholder who does not receive a copy of the proxy statement and accompanying proxy card may obtain a copy at the meeting or by contacting MacKenzie Partners, Inc., the proxy solicitor for the meeting, at 156 Fifth Avenue, 13th Floor, New York, New York 10010, USA, via telephone at (212) 929-5500 or toll free at (800) 322-2885 or via e-mail at: proxy@mackenziepartners.com.

    All holders of record of the Company's Shares on the date of the meeting will be entitled to attend and vote at the meeting. A poll will be taken on each proposal to be put to the meeting and every holder of a Share will be entitled to one vote per share on each proposal.

    For admission to the meeting, registered shareholders (those who own Shares in their own names) should come to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of Shares held by a bank or broker (often referred to as "holding in street name") should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own FLAG Telecom Shares, but they will not be able to vote at the meeting. Only holders of record may vote at the meeting. Beneficial owners should instruct their broker or bank how to vote on their behalf. Registration will begin at 8:30 a.m., local time, and the meeting will begin at 9 a.m., local time.

QUORUM AND VOTING REQUIREMENTS

    Two holders of Shares present in person or by proxy and entitled to vote representing the holders of more than 50.1% of the issued Shares shall form a quorum for all purposes.

    The affirmative vote of a majority of Shares represented and voting at the meeting is required for the election of directors and the approval of the other proposals. Pursuant to Bermuda law, (i) Shares represented at the meeting whose votes are withheld on any matter, (ii) Shares which are represented by "broker non-votes" (i.e., Shares held by brokers or nominees which are represented at the meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) and (iii) Shares which abstain from voting on any matter are not included in the determination of the Shares voting on such matter but are counted for quorum purposes. As a result, abstentions and broker "non votes" will not affect the voting results, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of Shares from which the majority is calculated. Brokers and nominees can exercise their voting discretion only with respect to the election of directors and the appointment of auditors.

HOW TO VOTE

    Shares represented by a properly executed proxy will be voted as directed on the proxy card. Those who hold their Shares in street name should instruct their broker or bank how to vote on their behalf. In the absence of contrary direction from a shareholder, proxies held by the chairman of the meeting will be voted FOR the election of nine (9) directors and FOR the re-appointment of the independent auditors of the Company and authorization for the Board to fix the auditors' remuneration.

    A proxy card has been enclosed with this document. Shareholders should complete and return the proxy card as soon as possible. To be valid, the proxy card must be completed in accordance with the instructions on it and received at any one of the addresses set forth below by the time (being local time) and date specified:

    IN BERMUDA:

    by 5 p.m., on January 30, 2001 by hand or mail at:

    FLAG Telecom Holdings Limited
    Cedar House
    41 Cedar Avenue
    Hamilton HM12
    Bermuda

    IN THE UNITED KINGDOM:

    by 5 p.m., on January 30, 2001 by hand or mail at:

    FLAG Telecom Holdings Limited
    c/o FLAG Telecom Limited
    9 South Street
    London W1K 2XA
    United Kingdom

    IN THE UNITED STATES:

    by 5 p.m., on January 30, 2001 by hand or mail at:

    FLAG Telecom Holdings Limited
    c/o MacKenzie Partners, Inc.
    156 Fifth Avenue
    13th Floor
    New York, New York 10010
    United States of America

REVOCATION OF PROXIES

    You may revoke your proxy at any time before it is voted (1) by so notifying the Assistant Secretary of the Company in writing at the address of the Company's principal executive office, Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda, not later than 5 p.m., local time, on January 30, 2001, (2) by signing, dating and submitting a new and different proxy card or (3) by voting your Shares in person or by an appointed proxy or representative at the meeting. You cannot revoke your proxy by merely attending the meeting.

PROXY SOLICITATION

    The Company will bear the costs of soliciting proxies from the holders of our Shares. Proxies will initially be solicited by us by mail, but directors, officers and selected other employees of the Company may also solicit proxies by personal interview, telephone, telegraph or e-mail. Directors, executive officers and any other employees of the Company who solicit proxies will not be specially compensated for those services, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. We have engaged MacKenzie Partners, Inc. as the proxy solicitor for the meeting for an approximate fee of $7,500. (All references to "$" in this proxy statement are to United States dollars.)

1999 AUDITED FINANCIAL STATEMENTS

    Under the Company's Bye-laws and Bermuda law, audited financial statements must be presented to shareholders at an annual general meeting of shareholders. To fulfill this requirement, we will present at the meeting audited consolidated financial statements for fiscal 1999. Copies of those financial statements are included in our Annual Report on Form 10-K, which is being mailed to shareholders together with this Proxy Statement. Representatives of Arthur Andersen & Co. ("Arthur Andersen"), FLAG Telecom's independent auditors, will be present at the meeting and available to respond to appropriate questions.

                                PROPOSAL NO. 1.
                             ELECTION OF DIRECTORS

    As this is the first annual general meeting after the initial public offering (the "IPO") of Shares of the Company, in accordance with the Company's Bye-laws all of the current directors are required to retire from office and stand for re-election.

    The Board proposes that the size of the Board shall be nine (9) directors, with the following nine (9) persons being elected, to hold office in accordance with the Company's Bye-laws:

    Andres Bande
    Thomas Bartlett
    Soopakij Chearavanont
    Michael Fitzpatrick
    Alfred Giammarino
    Edward McCormack
    Adnan Omar
    David A. Riffelmacher
    Umberto Silvestri

All of the nominees named above currently serve as directors of the Company. The management of FLAG Telecom believes that each of the nominees for director is prepared to serve as a director.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO SET THE BOARD AT NINE AND FOR THE ELECTION AS DIRECTORS OF THE NINE NOMINEES LISTED ABOVE.

    Except where otherwise instructed, proxies will be voted for election of all the nominees. Should any nominee be unwilling or unable to serve as a director, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election of another person recommended by the Board, unless the Board chooses to recommend a reduction in the number of directors constituting the full Board.

    Pursuant to the Company's Bye-laws, each shareholder holding at least 9% of the issued and outstanding Shares has the right to designate one director for each 9% of the issued and outstanding Shares held by such shareholder. Notwithstanding the above, even if they are not entitled to designate any directors under the arrangement described above, for so long as either Bell Atlantic Network Systems Company and/or Rathburn Limited owns any Shares, that shareholder shall have the right to appoint one director. As a result, Bell Atlantic Network Systems Company, which beneficially owns approximately 29.8% of the issued and outstanding Shares, has the right to designate three directors, and each of Rathburn Limited, which beneficially owns approximately 15.5% of the issued and outstanding Shares, and K.I.N. (Thailand) Co., Ltd., which beneficially owns approximately 9.8% of the issued and outstanding Shares, has the right to designate one director. Pursuant to such rights, Bell Atlantic Network Systems Company has named Messrs. Bartlett, Giammarino and Riffelmacher as their designees, Rathburn Limited has named Mr. Omar as its designee and K.I.N. (Thailand) Co., Ltd. has named Mr. Chearavanont as its designee. Otherwise, only a director retiring by rotation may be appointed as a director unless a person is either recommended by the Board or is nominated in accordance with procedures set out in the Companies Act 1981 of Bermuda.

    The Bye-laws provide that at every annual general meeting subsequent to this meeting, one third of the directors who are subject to retirement by rotation (or if the number is not 3 or a multiple of 3, the nearest number to one third) shall retire from office. If there is only one director subject to retirement by rotation, he shall retire. Under Bermuda Law the shareholders must determine the minimum and maximum number of directors at each annual general meeting.

    At the annual general meetings for the calendar years 2001 and 2002, the directors to retire by rotation will be determined by agreement amongst the directors to be elected at this meeting or by lot. For the annual general meeting for the year 2003 onwards, the directors to retire by rotation will be those who have been longest in office since their last election or re-election. The determination of which directors are to retire at all future annual general meetings will be based on the composition of the Board on the date of the notice convening each such meeting.

                DIRECTORS AND EXECUTIVE OFFICERS OF FLAG TELECOM

    The following table sets forth the names, ages and positions of the directors and executive officers of the Company. Additional biographical information concerning these individuals is provided in the text following the table.

NAME                                       AGE                            POSITION
----                                     --------   -----------------------------------------------------
Andres Bande...........................     56      Chairman and Chief Executive Officer

Edward McCormack.......................     45      Deputy Chairman and Chief Operating Officer

Larry Bautista.........................     37      Chief Financial Officer

Stuart Rubin...........................     53      General Counsel and Secretary

Michael Fitzpatrick....................     52      Director

Thomas Bartlett........................     42      Director

Soopakij Chearavanont..................     36      Director

Adnan Omar.............................     48      Director

Alfred Giammarino......................     45      Director

Dr. David A. Riffelmacher..............     49      Director

Umberto Silvestri......................     68      Director

ANDRES BANDE

    Mr. Bande has served as Chairman of the Board and Chief Executive Officer ("CEO") since January 1998. Before joining us, Mr. Bande was the President of Sprint International from 1996 to the beginning of 1998. Prior to that, he was President of Ameritech International Corporation from 1990 to 1996.

EDWARD MCCORMACK

    Mr. McCormack has been a member of the Board since October 1999 and has served as Deputy Chairman of the Board since March 2000. He served as the Chief Financial Officer from February 1996 to November 2000 and was appointed Chief Operating Officer in March 2000. Prior to that time, Mr. McCormack spent
17 years with Bechtel, an engineering and construction company. His final position with Bechtel was Chief Financial Officer of Bechtel Europe, Africa, Middle East and South West Asia.

LARRY BAUTISTA

    Mr. Bautista was appointed Chief Financial Officer in November 2000. He was appointed Deputy Chief Financial Officer in March 2000 and has served as Vice President--Finance and Treasurer of the Company since December 1995.

STUART RUBIN

    Mr. Rubin has served as the General Counsel of the Company since
January 1996. Prior to joining us, Mr. Rubin spent over twenty years with the law firm of Coudert Brothers, as a partner for the last twelve years, specializing in cross border financial transactions, joint ventures and other commercial transactions.

MICHAEL FITZPATRICK

    Mr. Fitzpatrick has been a member of our Board since January 2000.
Mr. Fitzpatrick has been General Partner of Seabury Venture Partners since October 2000. He was previously Chairman of the Board, President and Chief Executive Officer of E-TEK Dynamics, Inc., a fiber optic manufacturer from October 1997 to October 2000. Prior thereto, Mr. Fitzpatrick was President and Chief Executive Officer of Pacific Telesis Enterprises from 1993 to October 1997. Mr. Fitzpatrick currently serves as a director of NorthPoint Communications Group, Inc., a national provider of local data network services and Adva Optical Networking, a worldwide optical networking solutions provider located in Germany.

THOMAS BARTLETT

    Mr. Bartlett has been a member of our Board since October 2000.
Mr. Bartlett has been President of Verizon Global Solutions Inc., Verizon's provider of worldwide end-to-end communications solutions since July 2000. From 1995 to July 2000 he was President and Chief Executive Officer of Bell Atlantic International Wireless.

ADNAN OMAR

    Mr. Omar was a director of FLAG Limited from April 1994 until the corporate restructuring in February 1999 and has since been a member of our Board.
Mr. Omar has been the Executive Director of Al-Jazirah Transport Holding Company, which invests in diversified businesses through its subsidiaries and is fully owned by Dallah Albaraka Group, since March 1998. From 1990 to March 1998 he was Technical Director of Al-Jazirah Transport Holding Company. Mr. Omar also serves on the board of directors of BASAFOJAGU CO., Al-Sham Shipping Co. Syria, Dallah Transport Co. Saudi Arabia and Dallah Lebanon Tourism & Transport Co.

ALFRED GIAMMARINO

    Mr. Giammarino was appointed a director in October 2000. Mr. Giammarino has been Senior Vice President and Chief Financial Officer (CFO) for the international group of Verizon Communications Inc. since January 2000. From July 1998 to December 1999 he was Senior Vice President--International Finance, Planning and Business Development for GTE, where he was Vice President--International Finance and Planning from 1997 to July 1998 and Vice President--Finance from 1995 to 1997.

DR. DAVID A. RIFFELMACHER

    Dr. Riffelmacher was appointed to the Board in October 2000. He is Group Vice President--Marketing, Product Development and Strategic Planning for Verizon Global Solutions Inc. From January 1996 to June 2000 he was Vice President of Professional Services for Bell Atlantic International Wireless.

UMBERTO SILVESTRI

    Mr. Silvestri has been a member of the Board of the Company since
October 1999. Mr. Silvestri was the Chairman of STET International Netherlands from 1997 until December 1999 and he was the Chairman of Telecom Italia from 1994 until June 1997.

SOOPAKIJ CHEARAVANONT

    Mr. Chearavanont was appointed to the Board in September 2000.
Mr. Chearavanont has been President of Telecom Holding Co., Ltd. since 1999, President of UBC Group, which operates a pay television business, since 1998 and Chairman and Chief Executive Officer of Hong Kong Fortune Limited, a real estate and property investment company since 2000. He has also been a director of Telecom Asia Corporation Public Co. Ltd. since 1994.

    There is no family relationship among any of the above-named officers or any director of the Company.

BOARD MEETINGS AND COMMITTEES

    The Board formally met eight (8) times in 1999 and eight (8) times in 2000. Each director (or his designated alternate as allowed by Bermuda law) attended at least 75% of such meetings of the Board in each year and of the committees of the Board on which he served during the shorter of the last two years and the period he has been a director, except Soopakij Chearavanont, who has attended one of two meetings held since his appointment to the Board. The two standing committees of the Board are the Audit Committee and the Compensation Committee. These committees are described in the following paragraphs. The Company does not have a nominating committee. New directors are considered and nominated by the Board.

AUDIT COMMITTEE

    The Audit Committee consists of Messrs. Silvestri (Chairman) and
Fitzpatrick.

    The Audit Committee was established in January 2000 and formally met twice during 2000. The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of the Company's and its subsidiaries' (the "Group") financial reporting process and internal controls of the Group and the independence and performance of external auditors.

    In accordance with the rules and regulations of the Securities and Exchange Commission ("SEC"), the following report of the Company's Audit Committee, the performance graph appearing on page 8 and the report of the Company's Compensation Committee on page 13 shall not be deemed to be soliciting material or to be filed with the SEC or subject to Regulation 14A or 14C of the Securities Exchange Act of 1934 (the "Exchange Act"), or to the liabilities of
Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of these proxy materials into any other filed document.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the Group's financial reporting process and internal controls of the Group and the independence and performance of the external auditors. The Audit Committee initially was comprised of three directors, each independent under the NASDAQ Stock Market, Inc.'s listing standards. One member, Jonathan Solomon, passed away in May 2000, and currently the Audit Committee is comprised of the remaining two independent directors. The Company is actively looking for a third independent director to propose for election at the 2001 Annual General Meeting. As a foreign issuer, the Company, which is traded on the NASDAQ National Market, has until June 2001 to comply with the NASDAQ's rule requiring an Audit Committee of three independent directors. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

    The 1999 financial statements, which were prepared under U.S. generally accepted accounting principles, have been approved by the Board. The Audit Committee now reviews the quarterly and annual financial results with management and FLAG Telecom's auditors. The Audit Committee has discussed with the auditors and received confirmation from the auditors of their independence as required under applicable standards for auditors of public companies and has discussed the matters required to be discussed by Statement on Auditing Standards No. 61.

                                          THE AUDIT COMMITTEE
                                          Umberto Silvestri
                                          Michael Fitzpatrick

COMPENSATION COMMITTEE

    The Compensation Committee was established in May 1999 and consists of Messrs. Bande (Chairman), Omar and Bartlett. Mr. Barlett was appointed to the Committee in November 2000 to replace Mr. Daniel Petri who resigned from the Board.

    The Compensation Committee formally met four (4) times during fiscal 1999 and two (2) times during fiscal 2000. The primary purpose of the Compensation Committee is to review and approve all compensation agreements for our officers and administer our long-term incentive plan. In fulfilling this purpose, the Committee performs the following functions:

    1.  Determines the annual bonus of the CEO;

    2. Acts in an advisory capacity regarding compensation guidelines for key employees other than the CEO; and

    3. Consults with the CEO (who is on the Committee) on compensation for senior executives.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

    The graph below compares the cumulative total shareholder return on the Company's Shares for the period commencing February 11, 2000, the initial date of trading of the Company's Shares, to December 29, 2000 with the cumulative total return of the Standard & Poor's 500 Stock Index and the NASDAQ Telecom Index over the same period. The graph assumes $100 invested on February 11, 2000 in the Company's Shares and $100 invested on such date in each of the Standard & Poor's 500 Stock Index and the NASDAQ Telecom Index, with dividends reinvested. We have used the NASDAQ Telecom Index for this comparison because we believe this index to be readily accessible to our shareholders and to be representative of the industry in which we compete.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                      2/11/00  3/31/00  6/30/00  9/29/00  12/29/00
FTHL                      100    69.62    45.77    33.85     19.23
S&P 500 Stock Index       100   108.04   104.86   103.56     95.18
NASDAQ Telecom Index      100   101.46    80.16     67.2     42.67

                                      S&P 500            NASDAQ
        DATE            FTHL(1)    STOCK INDEX(2)   TELECOM INDEX(2)
---------------------   --------   --------------   ----------------
11-Feb-00......          100.00        100.00            100.00
31-Mar-00......           69.62        108.04            101.46
30-Jun-00......           45.77        104.86             80.16
29-Sep-00......           33.85        103.56             67.20
29-Dec-00......           19.23         95.18             42.67

--------------------------
(1) Based on the last traded price at the close of business.

(2) Based on prices at the close of business.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

    The following table sets forth the beneficial ownership of FLAG Telecom Shares by:

    - those persons known by the Company to own beneficially more than 5% of FLAG Telecom's outstanding Shares;

    - each of the executive officers and directors named elsewhere in this document and the Company's four (4) most highly compensated executives other than the CEO; and

    - all directors, executive officers and named executives of the Company as a group.

                                                                              % OF
                                                                           OUTSTANDING
                                                       NUMBER OF COMMON   COMMON SHARES
                                                         SHARES OWNED         OWNED
BENEFICIAL OWNER                                       BENEFICIALLY(1)    BENEFICIALLY
----------------                                       ----------------   -------------
Verizon Communications Inc. (formerly Bell Atlantic
  Corporation)(2)....................................     39,922,276          29.8%
Dallah Albaraka Holding Company(3)...................     20,790,157          15.5%
Telecom Asia Corporation Public Co. Ltd.(4)..........     13,130,114           9.8%
Marubeni Corporation(5)..............................      9,297,330           6.9%
The Asian Infrastructure Fund(6).....................      7,600,515           5.7%
Andres Bande.........................................      1,071,707             *
Edward McCormack.....................................        268,000             *
Stuart Rubin.........................................        268,000             *
Samih Kawar..........................................        166,667             *
Andy Evans...........................................        166,667             *
Larry Bautista.......................................         66,667             *
Adnan Omar...........................................         41,667             *
Michael Fitzpatrick..................................         25,001             *
Umberto Silvestri....................................         25,001             *
Thomas Bartlett......................................             --             *
Soopakij Chearavanont................................             --             *
Alfred Giammarino....................................             --             *
David A. Riffelmacher................................             --             *
All Current Directors, Executive Officers and Named
  Executives as a Group (13 persons)(7)..............      2,099,377           1.5%

------------------------

*   Less than 1%

(1) The amounts and percentages shown are amounts and percentages owned beneficially as of December 31, 2000, based on information furnished or publicly disclosed by the persons named. A person is deemed to be the beneficial owner of Shares if such person, either alone or with others, has the power to vote or to dispose of such Shares. Shares beneficially owned by a person include Shares that the person has the right to acquire under stock options that were exercisable on December 31, 2000 or that become exercisable within 60 days after December 31, 2000. All Shares beneficially owned by the individuals Andres Bande, Edward McCormack, Stuart Rubin, Samih Kawar, Andy Evans, Larry Bautista, Adnan Omar, Michael Fitzpatrick and Umberto Silvestri are Shares that the person has the right to acquire upon the exercise of options.

(2) Verizon Communications Inc. is the ultimate parent of a wholly-owned subsidiary, Bell Atlantic Network Systems Company, which directly owns our Shares. The business address of the direct owner is Bell Atlantic Network Systems Company, 4 West Red Oak Lane, White Plains, NY 10604, USA.

(3) Dallah Albaraka Holding Company is the parent of a wholly-owned subsidiary, Rathburn Limited, which directly owns our Shares. The business address of the direct owner is Rathburn Limited, Abbott Building, Main Street,
    P.O. Box 3186, Road Town, Tortola, BVI. Based on information in a
    Schedule 13G filed with the SEC on March 8, 2000, Rathburn Limited has pledged 15,000,000 Shares to Barclays Bank PLC under a security agreement relating to the obligations of Dallah Albaraka Holding Company E.C.

(4) Telecom Asia Corporation Public Co. Ltd. is the ultimate parent of a wholly-owned subsidiary, K.I.N. (Thailand) Co., Ltd., which directly owns our Shares. The business address of the direct owner is K.I.N. (Thailand) Co., Ltd., c/o Telecom Holding Co., Ltd., 30th Floor, Telecom Tower, 18 Ratchadaphisak Road, Huai Khwang, Bangkok 10310, Thailiand. Verizon Communications Inc. holds approximately 19% of the shares of Telecom Asia Corporation Public Co. Ltd.

(5) Marubeni Corporation is the ultimate parent of a wholly-owned subsidiary, Vectant, Inc., which directly owns our Shares. The business address of the direct owner is Vectant, Inc., 111 West 57th Street, New York, New York 10019, USA.

(6) The business address of The Asian Infrastructure Fund is: c/o Caledonian Bank & Trust Limited, Caledonian House, Mary Street, Georgetown, Grand Cayman, Cayman Islands.

(7) All Shares are subject to options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    There exist various agreements between our subsidiaries and our shareholders (or their affiliates) for the development, construction, operation, financing and marketing of the FLAG Europe-Asia cable system and the FLAG Atlantic-1 system. The following paragraphs are a summary of the material provisions of certain of these agreements.

MARKETING SERVICES AGREEMENT

    FLAG Limited and Bell Atlantic Network Systems Company entered into a Marketing Services Agreement pursuant to which Bell Atlantic Network Systems Company was responsible for marketing the assignable capacity of the FLAG Europe-Asia cable system. Bell Atlantic Network Systems Company was appointed the exclusive sales agent for FLAG Limited throughout the world and bore all marketing expenses and costs it incurred in connection with these marketing services. FLAG Limited agreed to pay commissions at the rate of 4% of commitments obtained prior to July 3, 1995 and 3% of the commitments obtained thereafter. From inception through September 1999, FLAG Limited incurred commissions and other costs in the amount of $18.4 million. In May 1998, under a Marketing Transition Agreement, FLAG Limited and Bell Atlantic Network Systems Company agreed to terminate the Marketing Services Agreement. Under the Marketing Transition Agreement, FLAG Limited agreed to pay certain closing down expenses, certain commissions in connection with their pre-termination activities, and up to $3.0 million in commissions resulting from certain post-termination sales. In this regard, FLAG Limited incurred $0.5 million in closing down expenses, $15.9 million related to commissions in connection with pre-termination sales activity and $2.0 million in connection with post-termination sales activity. No further commissions are due in relation to post-termination sales activity. As at September 30, 1999, $1.7 million of the above remained unpaid and fully accrued by FLAG Limited. Also, under the Marketing Transition Agreement, FLAG Limited agreed to pay a 50% commission in the event that Bell Atlantic Network Systems Company or an affiliate secures the sale of four whole DS3s (each DS3 consisting of 45 Mbs of capacity) on the FLAG Europe-Asia cable system. While our obligations under this agreement continue, no such sales of DS3s have occurred to date.

EMPLOYEE SERVICES AGREEMENT

    In May 1998 FLAG Limited entered into an Employee Services Agreement with Bell Atlantic Global Systems Company under which Bell Atlantic Global Systems Company seconded certain employees to FLAG Limited. During 1999, two Bell Atlantic Global Systems Company employees were seconded to FLAG Limited and FLAG Limited incurred total costs of $217,000 for this service. No persons have been seconded since 1999.

CAPACITY PURCHASE AGREEMENTS

    Bell Atlantic and its affiliates have agreed to purchase $22.5 million of capacity on the FLAG Atlantic-1 cable system under various Capacity Purchase Agreements.

PRIMARY SUPPLIER AGREEMENT

    In January 2000, we entered into a Primary Supplier Agreement with Bell Atlantic Global Systems Company under which Bell Atlantic Global Systems Company has agreed to purchase from us 50% of the undersea facilities based communications capacity in any fiber optic cable needed by Bell Atlantic Global Systems Company or certain of its affiliates in each of the four calendar years beginning on January 1, 2000. The purchase of capacity may be on the FLAG Europe-Asia cable system, the FLAG Atlantic-1 cable system or any additional system constructed or acquired in the future and may be effected by executing Capacity Purchase Agreements with us or any of our affiliates.

EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION; TAX AGREEMENT

    On February 26, 1999, FLAG Limited's shareholders other than Bell Atlantic Network Systems Company exchanged all their shares of common stock in FLAG Limited for Shares in FLAG Telecom. Bell Atlantic Network Systems Company, however, exchanged only a limited portion of its shares of common stock in FLAG Limited for 3,666,155 Shares in FLAG Telecom. At the same time, Bell Atlantic Network Systems Company and FLAG Telecom entered into an Exchange Agreement and Plan of Reorganization providing that Bell Atlantic Network Systems Company's remaining shares of common stock in FLAG Limited would be exchanged for Shares in FLAG Telecom in the event that, prior to February 26, 2002, Bell Atlantic received certain regulatory approvals from the Federal Communications Commission allowing Bell Atlantic to offer long distance service. Effective January 4, 2000, Bell Atlantic Network Systems Company exchanged the remaining 36,256,121 shares of common stock it held in FLAG Limited for an equivalent number of Shares in FLAG Telecom.

    The initial transfer by Bell Atlantic Network Systems Company of some of its shares of common stock in FLAG Limited and the subsequent transfer by Bell Atlantic Network Systems Company of its remaining shares in FLAG Limited are intended to be treated as tax-free transactions for United States federal income tax purposes. Under a tax agreement between FLAG Telecom and Bell Atlantic Network Systems Company, FLAG Telecom agreed to make customary representations that are designed to ensure that each exchange is treated as a tax-free transaction and not to dispose of any shares in FLAG Limited or to permit FLAG Limited to dispose of substantially all of its assets for a five-year period following the initial or any subsequent exchange of shares in FLAG Limited. Any breach of this agreement would require FLAG Telecom to indemnify Bell Atlantic and Bell Atlantic Network Systems Company against any resulting United States federal, state or local tax consequences.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below sets forth information concerning compensation paid to the CEO and the Company's four (4) most highly compensated executives other than the CEO for each of fiscal years 1997, 1998, 1999 and (estimated) 2000.

                                                   ANNUAL COMPENSATION
                                ---------------------------------------------------------

                                                                           OTHER ANNUAL
                                  YEAR         SALARY      BONUS         COMPENSATION(1)
                                --------      --------   ----------      ----------------
Andres Bande(3)...............    2000(4)     $450,000   $       --          $156,000
  Chairman and CEO                1999         450,000      848,700           156,000
                                  1998         438,362    1,505,556(5)        156,000

Edward McCormack..............    2000(4)      273,000           --            81,000
  Deputy Chairman and             1999         217,666      399,499                --
  Chief Operating Officer         1998         177,935      699,000(6)             --
                                  1997         160,000      160,000            96,625

Stuart Rubin..................    2000(4)      270,000           --           185,000
  General Counsel and             1999         214,166      259,250           183,997
  Secretary                       1998         176,667      571,000(7)         78,953
                                  1997         160,000      160,000                --

Samih Kawar(8)................    2000(4)      204,006           --            81,139
  Executive Vice-President        1999         188,750      183,000            83,339
  Operation and Maintenance       1998         120,000       90,000           133,639

Andy Evans(9).................    2000(4)      187,500           --                --
  Executive Vice-President        1999         179,500      152,600                --
  Strategy and Marketing          1998         112,000      141,600(10)            --

                                               LONG TERM COMPENSATION
                                ----------------------------------------------------
                                   RESTRICTED        SECURITIES
                                      STOCK          UNDERLYING        ALL OTHER
                                    AWARD(S)        OPTIONS/SARS    COMPENSATION(2)
                                -----------------   -------------   ----------------
Andres Bande(3)...............               --              --         $135,000
  Chairman and CEO                           --              --          168,492
                                             --       1,071,707          250,970
Edward McCormack..............               --         180,000               --
  Deputy Chairman and                        --          50,000               --
  Chief Operating Officer                    --         268,000               --
                                             --              --           17,746
Stuart Rubin..................               --         165,000          140,000
  General Counsel and                        --          25,000          125,279
  Secretary                                  --         268,000           24,810
                                             --              --               --
Samih Kawar(8)................               --         105,000           30,058
  Executive Vice-President                   --          16,667           38,940
  Operation and Maintenance                  --         166,667           17,857
Andy Evans(9).................               --         105,000               --
  Executive Vice-President                   --          16,667               --
  Strategy and Marketing                     --         166,667               --

------------------------------
(1) Other Annual Compensation means perquisites and other personal benefits received, if over $50,000 such as education, housing and car allowances.

(2) All Other Compensation means perquisites and other compensation for the covered fiscal year such as tax equalization, insurance premiums paid on behalf of the registrant during the covered fiscal year with respect to term life insurance and other professional fees.

(3) Mr. Bande joined the Company on January 12, 1998.

(4) Numbers for fiscal 2000 are estimated.

(5) Mr. Bande received a signing bonus of $905,500 paid in January 1998 and a cash bonus of $600,000.

(6) Mr. McCormack received a moving bonus of $444,000 in addition to his annual bonus of $255,000. The moving bonus was in lieu of a completion bonus which would have been payable approximately six (6) months later and in consideration for Mr. McComack not exercising a right to terminate his contract because he was being required to change his place of employment.

(7) Mr. Rubin received a moving bonus of $316,000 in addition to his annual bonus of $255,000. The moving bonus was in lieu of a completion bonus which would have been payable approximately six (6) months later and in consideration for Mr. Rubin not exercising a right to terminate his contract because he was being required to change his place of employment.

(8) Mr. Kawar joined the Company as an employee on May 1, 1998.

(9) Mr. Evans joined the Company on May 1, 1998.

(10) Mr. Evans received a signing bonus of $24,000 in addition to his annual bonus of $117,600.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Company's compensation philosophy is to relate the compensation of executive officers to measures of company performance to ensure that compensation policies are appropriately aligned with the value the Company creates for shareholders. Our compensation philosophy for executive officers takes into account various corporate goals that enhance shareholder value:

    - to sustain a competitive and performance-oriented environment that motivates executive officers to achieve a high level of individual and corporate results in the business environment in which they operate;

    - to relate incentive based compensation to the performance of each executive officer, as measured by financial and strategic performance goals; and

    - to enable the Company to attract and retain top quality management.

    The Compensation Committee of the Board of Directors (the "Committee") periodically reviews the components of compensation for the Company's executive officers on the basis of this philosophy. The major components of compensation for executive officers are base salary, annual bonuses and stock option grants. Each component of the total executive officer compensation package emphasizes a different aspect of the Company's compensation philosophy.

    Base salaries for executive officers are initially set based on recruiting requirements (i.e., market demand), competitive pay practices, individual experience and breadth of knowledge, internal equity considerations and other objective and subjective factors. Increases to base salaries are determined after an evaluation of competitive data, the individual's performance and his or her contribution to the Company's overall performance. Base salaries are reviewed annually and adjusted as deemed appropriate.

    The Company relies to a large degree on annual bonus compensation to attract, retain and reward executives of outstanding abilities and to motivate them to perform to the full extent of their abilities. Target bonuses for executive officers are determined on the basis of competitive bonus levels, level of responsibility, ability to influence results on a corporate or business unit level and, on occasion, subjective factors. The Committee reviews annual performance goals for the executive officers as recommended by the Chairman/CEO and reviews achievement against these targets.

    The Company's Long-Term Incentive Plan was established in 1998 for the purpose of providing incentives in the form of Stock Options to executives and employees. In contrast to bonuses, which are paid for prior year accomplishments, stock option grants represent incentives tied to future stock appreciation. They are intended to provide executive officers with a direct incentive to enhance shareholder value. Options generally vest over a two-year period up to a maximum term of ten years. Option grants are awarded based on an evaluation of competitive data and the anticipated contribution that the executive officer will make to the Company. The administration of the Plan is carried out by management in accordance with the policies and procedures approved by the Committee. Periodic updates on options granted are provided to the Committee.

    The Committee conducts annually a full review of the performance of the Company and its executive officers in assessing compensation levels. The Committee considers various qualitative and quantitative indicators of both Company and the individual performance of its executive officers. This review evaluates the Company's performance both on a short- and long-term basis. The Committee may consider such quantitative measures as revenue growth, growth in Adjusted EBITDA (defined as operating income (loss) plus the following non-cash items: depreciation/cost of capacity sold, non-cash stock compensation and changes in deferred revenues) and other measures of profitability. The Committee may also consider qualitative measures such as leadership, experience, strategic direction and overall contribution to the Company.

    In addition the Committee meets periodically to review and, if appropriate, approve grading structures, salary ranges, benefit plans (including the aggregate amount of stock options that management may grant on an individual basis), employment offers to candidates for key positions in the Company and the grant of stock options under the Long-Term Incentive Plan.

    The compensation of the Chairman/CEO is pursuant to his employment agreement, which was approved by the Board. The Committee reviews the total compensation of the CEO annually. The Committee sets annual performance targets and reviews achievements against these targets. The Committee makes such adjustments to bonuses and targets as it deems appropriate. For 1999, Mr. Bande received a base salary of $450,000 and a bonus of $848,700. The amount of that bonus was based upon the achievement of several significant milestones in the Company's development, which ultimately culminated in the successful IPO of the Company's Shares in early 2000.

                                          THE COMPENSATION COMMITTEE
                                          Andres Bande
                                          Adnan Omar
                                          Thomas Bartlett

                                 OPTION GRANTS

    The table below sets forth information concerning options granted in 1999 and 2000 to the CEO and the Company's four (4) most highly compensated executives other than the CEO in 1999 and 2000.

                                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                                      ASSUMED ANNUAL RATES OF
                                                                                                   STOCK PRICE APPRECIATION FOR
                                                  INDIVIDUAL GRANTS                                       OPTION TERM(1)
                       -----------------------------------------------------------------------   ---------------------------------
                       NUMBER OF     % OF TOTAL
                       SECURITIES     OPTIONS                    MARKET PRICE
                       UNDERLYING    GRANTED TO                   OF COMMON
                        OPTIONS     EMPLOYEES IN   EXERCISE OR     STOCK ON       EXPIRATION
NAME                    GRANTED     FISCAL YEAR    BASE PRICE     GRANT DATE         DATE            0%           5%        10%
----                   ----------   ------------   -----------   ------------   --------------   -----------   --------   --------
FISCAL YEAR 2000
Andres Bande.........        --            --             --            --      --                        --        --          --
Ed McCormack.........   120,000         1.774%        $22.50        $22.50      April 10, 2010            --   $78,966    $161,784
                         60,000         0.887%        $12.00        $12.00      Sept 14, 2010             --   $39,483    $ 80,892
Stuart Rubin.........   110,000         1.626%        $22.50        $22.50      April 10, 2010            --   $72,386    $148,302
                         55,000         0.813%        $12.00        $12.00      Sept 14, 2010             --   $36,193    $ 74,151
Samih Kawar..........    70,000         1.035%        $22.50        $22.50      April 10, 2010            --   $46,064    $ 94,374
                         35,000         0.517%        $12.00        $12.00      Sept 14, 2010             --   $23,032    $ 47,187
Andy Evans...........    70,000         1.035%        $22.50        $22.50      April 10, 2010            --   $46,064    $ 94,374
                         35,000         0.517%        $12.00        $12.00      Sept 14, 2010             --   $23,032    $ 47,187

FISCAL YEAR 1999
Andres Bande.........        --            --             --            --      --                        --        --          --
Ed McCormack.........    50,000         0.739%        $ 6.42        $ 6.42      Sept 9, 2009              --   $32,903    $ 67,410
Stuart Rubin.........    25,000         0.370%        $ 6.42        $ 6.42      Sept 9, 2009              --   $16,451    $ 33,705
Samih Kawar..........    16,667         0.246%        $ 6.42        $ 6.42      Sept 9, 2009              --   $10,968    $ 22,470
Andy Evans...........    16,667         0.246%        $ 6.42        $ 6.42      Sept 9, 2009              --   $10,968    $ 22,470

--------------------------

(1) The dollar amounts under these columns are the results of calculations assuming that the market price of the Shares appreciates in value from the date of grant to the end of the option term at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the Shares.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

    The table below sets forth information concerning exercises of stock options by the CEO and the Company's four (4) most highly compensated executives other than the CEO during the last fiscal year, and the fiscal year-end value of such executives' unexercised options. Amounts in the table are given as of December 31, 2000. There were no options exercised during the fiscal year ended December 31, 1999 or during the fiscal year ended December 31, 2000.

                                                                      NUMBER OF               VALUE OF UNEXERCISED
                                                                SECURITIES UNDERLYING             IN-THE-MONEY
                                                              UNEXERCISED OPTIONS/SARS            OPTIONS/SARS
                                                               AT FY-END (#)(1)(2)(3)          AT FY-END ($)(1)(4)
                                      SHARES                 ---------------------------   ---------------------------
                                    ACQUIRED ON    VALUE
NAME                                 EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                -----------   --------   -----------   -------------   -----------   -------------
Andres Bande......................          --         --     1,071,707            --       3,860,626             --

Ed McCormack......................          --         --       268,000       230,000         965,421      2,099,107

Stuart Rubin......................          --         --       268,000       190,000         965,421      1,849,133

Samih Kawar.......................          --         --       166,667       121,667         600,387      1,179,451

Andy Evans........................          --         --       166,667       121,667         600,387      1,179,451

------------------------

(1) All Share information has been adjusted to reflect the Company's 6-for-1 stock split in February 2000.

(2) All options granted during 1999 were granted at an exercise price of $6.42 per share. Options granted during 2000 were granted at an exercise price of $22.50 and $12.00 on April 10, 2000 and September 14, 2000, respectively.

(3) An ISO award vests in two equal annual installments over two years, 50% vesting upon the first anniversary of the date of its grant and 50% vesting upon the second anniversary of the date of its grant. The ISO awards provide for acceleration of vesting and the lifting of the two year prohibition on exercise in the event of a change of control, as defined in the FLAG Telecom Long-Term Incentive Plan.

(4) The fair value of each option grant mentioned above is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1998 and 1999: risk-free interest rates ranging from 5.1% to 5.8%; expected lives of 5 years; expected dividend yield of zero percent; and expected volatility of 59%.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the FLAG Telecom Board consists of
Messrs. Bande, Omar and Bartlett. Both Mr. Bande and Mr. Omar hold options of the Company, and Mr. Bande is Chairman and CEO of the Company.

CERTAIN COMPENSATION ARRANGEMENTS

    The Company, directly and through one of its subsidiaries, is party to employment agreements with Andres Bande, Ed McCormack and Stuart Rubin. Each agreement with the Company provides that employment shall continue until terminated. Compensation paid under these agreements and awards under the Company's Long-Term Incentive Plan are set forth in the foregoing tables. The agreements provide that if (i) the Company terminates the employee without Cause or (ii) the employee terminates his employment for Good Reason (as each term is defined in the respective agreements), the Company will pay Mr. Bande $1,440,000, Mr. McCormack one year's worth of salary and guaranteed bonus and Mr. Rubin one year's worth of salary and guaranteed bonus. In addition, the unvested stock options of Messrs. McCormack and Rubin would vest if such termination occurred within three years of a Change of Control (as such term is defined in the option grant certificates).

COMPENSATION OF OUTSIDE DIRECTORS

    Each director who is not an employee of the Company is paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board on committees or general meetings. In addition, each such director is paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a director.

    During 1999 and 2000, two independent directors, Mr. Umberto Silvestri and Mr. Jonathan Solomon (deceased in May 2000) each received an annual retainer of $30,000, in addition to the reimbursement of travel expenses for attendance at Board meetings. Mr. Michael Fitzpatrick, a third independent director appointed in January 2000, also received the same amount of annual retainer.

    In 1999, each of the non-employee directors at the time, other than independent directors, was granted options over 41,667 Shares that vested wholly upon the IPO. Of those directors, only Mr. Omar is still on the Board.

    Independent directors Mr. Silvestri, Mr. Solomon and Mr. Fitzpatrick were also granted the same amount of options at their respective appointments, but only 20% vested upon the IPO. The remaining 80% vest in two equal installments on each of the first and second anniversary dates of their respective grants provided the relevant individual is still a director. The estate of Mr. Solomon has until May 21, 2001 to exercise his options that vested upon the IPO.

                                PROPOSAL NO. 2.
                      APPOINTMENT OF INDEPENDENT AUDITORS

    Under the Companies Act, 1981 of Bermuda (the "Companies Act"), FLAG Telecom shareholders have the authority to appoint the independent auditors of FLAG Telecom and to authorize the FLAG Telecom Board of Directors to determine the auditors' remuneration. Upon the recommendation of the Audit Committee, the Board has proposed Arthur Andersen as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2000. The Board is asking shareholders to approve such appointment and the authority of the Board to determine their remuneration.

    Arthur Andersen acted as independent auditors for the year 1999. In connection with its audit of the consolidated financial statements of the Company, Arthur Andersen also reviewed certain filings with the SEC. In addition, Arthur Andersen performed certain non-audit services for the Company and its subsidiaries in 1999. A representative of Arthur Andersen will be present at the meeting. Such representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to questions.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN AND OF THE AUTHORITY OF THE BOARD TO DETERMINE THEIR REMUNERATION.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

    All proposals submitted by shareholders for inclusion in our proxy statement for our 2001 Annual General Meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by us at our registered office at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda, not later than September 14, 2001, assuming that such meeting is held on or about the anniversary of this meeting. However, the Company anticipates holding its 2001 Annual General Meeting during the second quarter of fiscal 2001 and will announce the date of the meeting in our Annual Report on Form 10K for fiscal 2000 or in an earlier press release. If the meeting is held in the second quarter of fiscal 2001, proposals for inclusion in the proxy statement must be received a reasonable time before we begin to print and mail proxy materials for the meeting. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

    Under the Companies Act, any shareholders who represent not less than 5% of the total voting power of shareholders having the right to vote at the meeting or who are 100 or more in number may requisition any resolution which may properly be and is intended to be moved at an annual shareholders' meeting. A shareholder or shareholders wishing to move a resolution at FLAG Telecom's 2001 Annual General Meeting of shareholders is required to give us notice of the resolution at our registered office at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda, at least six weeks before the meeting and deposit a sum reasonably sufficient to meet the Company's expenses in giving effect to the requisition.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to informational requirements of some U.S. federal securities laws and, therefore are required or have agreed to file periodic reports and other information with the SEC, except as described below. Although, as a foreign private issuer, FLAG Telecom is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and we are not required to publish financial statements as frequently, as promptly or containing the same information as those filed by United States companies, we have agreed to provide our shareholders with reports on Form 10-Q and 10-K and to comply with the United States proxy rules. In addition, we will furnish to holders of common shares annual reports in English containing consolidated financial statements, prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), examined by our independent public auditors and including their report thereon. We also make available quarterly reports containing condensed unaudited financial information for the first three fiscal quarters of each year, prepared in accordance with U.S. GAAP. We will generally furnish annual reports within 90 days after the end of each fiscal year, and make available quarterly reports within 45 days after the end of the first three fiscal quarters of each year. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." You may also visit FLAG Telecom at "http://www.flagtelecom.com." Any Internet addresses provided in this proxy statement are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these Internet addresses is included herein.

January 10, 2001

                                    GENERAL

    The enclosed proxy is solicited on behalf of the Company's Board of Directors. Unless otherwise directed, proxies held by the chairman of the meeting will be voted to elect the directors named on the proxy card and FOR the other resolution proposed by the Board of Directors. If any matter other than those described in this proxy statement properly comes before the meeting, the chairman will vote the Shares represented by such proxies in accordance with his best judgment.

                                                                      APPENDIX A

                         FLAG TELECOM HOLDINGS LIMITED
                            AUDIT COMMITTEE CHARTER

I. PURPOSE AND AUTHORITY

    The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the Group's financial reporting process and internal controls of the Group and the independence and performance of the external auditors.

II. COMPOSITION OF COMMITTEE

    The Audit Committee shall have a minimum of 2 members or such other minimum number that meets the requirements of The Nasdaq Stock Market. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Chairman and shall all be non-executive directors of the Company.

III. RESPONSIBILITIES AND POWERS

    The Audit Committee shall:

        1. Submit this charter to the Board for approval and review and reassess the adequacy of this charter annually.

        2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Group's financial statements.

        3. Review a report prepared by management and the independent auditor of significant financial reporting issues and judgements made in connection with the preparation of the Group's annual financial statements.

        4. Meet periodically with management to review the Company's major financial risk exposures and the steps management is taking to monitor and control such exposures.

        5. Review the significant reports to management prepared by the internal auditor and management's responses.

        6. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

        7. Receive annual reports from the external auditor regarding the auditor's independence, discuss such reports with the auditor and, if so determined by the Audit Committee, recommend that the Board take appropriate action to ensure the independence of the auditor.

        8. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

        9. Review with the independent auditor any problems or difficulties the auditor may have encountered relating to the conduct of the audit and any management letter provided by the auditor and management's response to that letter.

        10. Review with the Group's General Counsel legal matters that may have a material impact on the financial statements, the Group's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

        11. Meet at least annually with the independent auditor.

        12. Make regular reports to the Board.

        13. Take such other actions deemed appropriate by the members of the Audit Committee to carry out the purpose set out in Article I.

    While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Group's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Group's internal policies and procedures.

         A PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Proxy Card for use at the 2000 Annual General Meeting (the "meeting") of Shareholders of FLAG Telecom Holdings Limited, a company organized under the laws of Bermuda (the "Company"), to be held on January 31, 2001 at 9 a.m., local time, at the Le Meridien Grosvenor House Hotel, Park Lane, London W1K 7TN England.

         The undersigned, being a holder of shares of common stock ("Shares") of the Company, hereby appoints as his or her proxy at the meeting the Chairman of the meeting and directs such proxy to vote (or abstain from voting) at the meeting as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein.

         Please indicate on the reverse of this card how your Shares are to be voted. If this card is returned duly signed but without any indication as to how your Shares are to be voted in respect of any of the resolutions described on the reverse, you will be deemed to have directed the proxy to vote FOR Company Proposals 1 and 2.

         In order to be effective, completed proxy cards should be received at one of the addresses and by the time (being local time) specified below:

                  IN BERMUDA: FLAG Telecom Holdings Limited, Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda, by 5 p.m. on January 30, 2001;

                  IN THE UNITED KINGDOM: FLAG Telecom Holdings Limited, c/o FLAG Telecom Limited, 9 South Street, London W1K 2XA, United Kingdom, by 5 p.m. on January 30, 2001;

                  IN THE UNITED STATES: FLAG Telecom Holdings Limited, c/o MacKenzie Partners, Inc., 156 Fifth Avenue, 13th Floor, New York, New York 10010, United States of America, by 5 p.m. on January 30, 2001.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


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

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                                                    Please mark
                                                    your votes as    / X /
                                                    indicated in
                                                    this example


Please indicate with an "X" in the appropriate space how you wish your votes to be cast. If no indication is given, proxies held by the Chairman of the meeting will be voted in favor of Company Proposals 1 and 2.


The Board of Directors recommends a vote "FOR" the following Proposals:

1.       Setting the number of directors at nine (9) and election of the nine
         (9) nominees listed below to the Board of Directors

                          FOR all      WITHHOLD            FOR ALL
                          nominees     AUTHORITY           EXCEPT*
                                       to vote for all
                                       nominees

                           /  /          /  /               /  /

         Andres Bande, Thomas Bartlett, Soopakij Chearavanont, Michael Fitzpatrick, Alfred Giammarino, Edward McCormack, Adnan Omar, Dr. David
         A. Riffelmacher and Umberto Silvestri

To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold Authority" box. To withhold voting for a particular nominee (or nominees), mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided.

*Exceptions:____________________________________________________________________


2. Re-appointment of Arthur Andersen & Co. as the independent auditors of the Company and authorization for the Board of Directors to fix the auditors' remuneration

                         FOR            AGAINST          ABSTAIN

                        /  /             /  /              /  /

1.IN THE CASE OF A CORPORATION, THIS PROXY MUST BE UNDER ITS COMMON SEAL OR SIGNED BY A DULY AUTHORIZED OFFICER OR DIRECTOR WHOSE DESIGNATION MUST BE STATED.

2.IN THE CASE OF JOINT HOLDERS, ANY HOLDER MAY SIGN, BUT THE VOTE OF THE SENIOR WHO TENDERS A VOTE, WHETHER IN PERSON OR BY PROXY, WILL BE ACCEPTED TO THE EXCLUSION OF THE VOTES OF THE OTHER JOINT HOLDERS AND FOR THIS PURPOSE SENIORITY WILL BE DETERMINED BY THE ORDER IN WHICH THE NAMES STAND IN THE REGISTER OF SHAREHOLDERS.

3.PLEASE SIGN AS NAME APPEARS HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.




Signature(s) ______________ Signature/Title _____________ Dated __________, 2001

             NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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